Exhibit (c)(6)






                    INTERESTS AND LIABILITIES AGREEMENT

                                   to the

              CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

                                  between

                          SCOR REINSURANCE COMPANY
                   (hereinafter referred to as "Company")

                                    and

                              SCOR Reassurance
                               Paris, France
        (hereinafter referred to as "Subscribing Retrocessionaire")


It is hereby mutually agreed by and between the Company on the one part and the Subscribing Retrocessionaire on the other part that the Subscribing Retrocessionaire's share in the Interests and Liabilities of the Retrocessionaires as set forth in the Exhibits attached to and forming an integral part of the CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT shall be for
                    12.50% of Exhibit A
                    19.16% of Exhibit B
                     7.50% of Exhibit C
                    15.00% of Exhibit D
                    25.00% of Exhibit E

The share of the Subscribing Retrocessionaire in the Interests and Liabilities of the Retrocessionaires in respect of the said Contract shall be separate and apart from the shares of the other Subscribing Retrocessionaires to the said Contract, and the Interests and Liabilities of the Subscribing Retrocessionaire shall not be joint with those of the other Subscribing Retrocessionaires and in no event shall the Subscribing Retrocessionaire participate in the Interests and Liabilities of the other Subscribing Retrocessionaires.

This Interests and Liabilities Agreement shall take effect at 12:01 a.m., Eastern Standard Time, January 1, 1995 and shall remain in force until 12:01 a.m., Eastern Standard Time, January 1, 1996 but may be terminated in accordance with the provisions of the paragraph of ARTICLE 3, COMMENCEMENT AND TERMINATION, of the Catastrophe Excess of Loss Reinsurance Contract attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed, in duplicate, by their duly authorized representatives this
         day of       1995.

For and on behalf of:

                          SCOR REINSURANCE COMPANY





          ----------------------------------------------------------------
          Sr. Vice President                      Assistant Vice President


And on this             day of              , 1995.

For and on behalf of:


                              SCOR Reassurance
                               Paris, France







          ----------------------------------------------------------------

                        CATASTROPHE EXCESS OF LOSS
                            REINSURANCE CONTRACT

                             TABLE OF CONTENTS
                             -----------------

             Article                                                Page
             -------                                                ----
                    1    Business Covered                              1
                    2    Exclusions                                    1
                    3    Commencement and Termination                  5
                    4    Extended Expiration                           5
                    5    Insuring Clause                               5
                    6    Premium                                       5
                    7    Reinstatement                                 5
                    8    Definition of "Loss Occurrence"               6
                    9    Extra Contractual Obligations Clause          6
                    10   Ultimate Net Loss                             6
                    11   Warranty                                      7
                    12   Excess of Original Policy Limits              8
                    13   Net Retained Lines                            8
                    14   War Inclusion Clause (Ocean Marine Only)      8
                    15   Notice of Loss and Loss Settlements           9
                    16   Loss Reserves                                 9
                    17   Reinsurance Tax                              11
                         Federal Excise Tax                           11
                    18   Currency                                     12
                    19   Access to Records                            12
                    20   Service of Suit Clause                       12
                    21   Indemnification and Errors and Omission      13
                    22   Insolvency                                   13
                    23   Arbitration                                  14

Exhibits:          A1-A2, B1-B2, C1-C2, D1-D2 and El-E2.

Attachments: Pools, Associations and Syndicates Exclusion Clause;
                    Nuclear Energy Risks Exclusion Clause (Reinsurance) (1984)
                      (Worldwide Excluding U.S.A. & Canada);
                    Nuclear Incident Exclusion Clause - Liability - Reinsurance
                      - U.S.A. and Canada;
                    Nuclear Incident Exclusion Clause - Physical Damage and
                      Liability (Boiler and Machinery Policies) - Reinsurance;
                      - U.S.A. and Canada;
                    Nuclear Incident Exclusion Clause - Physical Damage -
                      Reinsurance - U.S.A. and Canada;
                    Insolvency Funds Exclusion Clause.
                    Several Liability Notice.

              CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

                  (hereinafter referred to as "Contract")

In consideration of the mutual covenants hereinafter contained and subject to all the terms and conditions hereinafter set forth

               VARIOUS INSURANCE AND/OR REINSURANCE COMPANIES
                   AND/OR UNDERWRITING MEMBERS OF LLOYD'S

       (hereinafter collectively referred to as "Retrocessionaires")

do hereby indemnify, as herein provided and specified, the

                          SCOR REINSURANCE COMPANY
                   (hereinafter referred to as "Company")


                                 ARTICLE 1
                                 ---------

BUSINESS COVERED
----------------

This Contract shall indemnify the Company as set forth in the attached Exhibit(s) in respect of the excess liability which may accrue to the Company under all policies, bonds, binders and contracts, oral or written, (hereinafter referred to as "policy" or "policies" and/or "contract" or "contracts") covering all Treaty and Facultative reinsurance assumed by the Company including but not limited to the following classes of business:
Fire, Extended coverage, other Allied Lines, Homeowners or Farmowners Multiple Peril, Commercial Multiple Peril, Earthquake, Boiler & Machinery, Automobile Physical Damage (excluding Collision), Inland Marine business (including pleasure watercraft classified as Inland Marine), Ocean Marine, and Workers Compensation and/or Employers Liability arising out of the Company's Property/Multi-line portfolio, subject to the exclusions set forth in ARTICLE 2, EXCLUSIONS and the other terms and conditions of this agreement as set forth herein.

                                 ARTICLE 2
                                 ---------

EXCLUSIONS
----------

This Contract does not apply to and excludes from coverage hereunder:

     1. Business written on behalf of, or as a member or direct reinsurer of any pools, syndicates and associations as per the "Pools Exclusions Clause". This exclusion shall not, however, apply as respects the Company's interest in the following:

          a) Allendale Mutual Insurance Company and its subsidiary companies;

          b)   Arkwright Mutual Insurance Company and Arkwright Insurance
               Company;

          c)   Improved Risk Mutuals;

          d)   Industrial Risk Insurers;

          e)   Protection Mutual Insurance Company;

          f)   Starr Technical Risks Agency, Inc.;

          g)   California Reinsurance Management Corporation;

          It is, however, understood and agreed that the amount of the Retrocessionaires' liability hereunder shall not be increased by reason of the failure of any other participant in any of the above-named pools, syndicates, or associations to meet its liability, nor shall any such liability be included in the Company's net retained liability for purposes of claim hereunder.

     2. Nuclear Energy risks Exclusion Clause (Worldwide Excluding U.S.A. & Canada), N.M.A. 1975

          Nuclear Incident Exclusion Clause - Liability - Reinsurance

          Nuclear Incident Exclusion Clause - Physical Damage and Liability
            (Boiler and Machinery Policies) - Reinsurance

          Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance

          Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance -
             Canada

          Nuclear Incident Exclusion Clause - Physical Damage and Liability
             (Boiler and Machinery Policies) - Reinsurance - Canada

          Nuclear Incident Exclusion Clause - Liability - Reinsurance -
             Canada

          (as per clauses attached).

     3. Business written under policies, contracts, and binders of reinsurance which the Company elects to exclude hereunder, provided, however, that the Company shall properly identify each such policy, contract, and binder or reinsurance on its records at the time it is written (this Exclusion applies primarily to Banking and Funding Plans);


                                     2

     4. Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority, but the foregoing shall not apply to:

          (1) Workers' Compensation, Employers' Liability, Registered Mail or any other classes of business which are traditionally written without a War Exclusion Clause.

          (2) Ocean Marine business when war is an included peril, subject to the war inclusion clause of 1977 per ARTICLE 14, WAR INCLUSION CLAUSE IN RESPECT OCEAN MARINE.

          (3) Original Reinsurance Contracts or Original Policies containing a standard War Exclusion Clause.

     5.   Life Business.

     6. Aviation business (including satellites). This exclusion shall not, however, exclude aviation business when assumed by the Company as an incidental portion of a multiple-line reinsurance contract that is otherwise covered hereunder;

     7. Business classified as Surety, Financial Guarantee, Insolvency and Credit.

     8. The Company's interest either direct or by way of reinsurance in loss arising from another party or parties.

          Notwithstanding the foregoing, this Contract shall not exclude:

          (a) Workers' Compensation and/or Employers' Liability arising from the following perils:

               Fire, Lightning, Explosion, Structural Collapse, Windstorm, Hail, Flood, Falling Objects, Seismic Activity, Volcanic Eruption, Collision, Riot, Strikes, Civil Commotion, Malicious Damage.

          (b) Any Physical Damage and/or Consequential Loss coverage contingent thereon effected by an insured on behalf of another party (this applies principally to care, custody and control exposures under bailee coverages).

     9.   Crop Hail business.

     10. Losses arising, by contract, operation of law, or otherwise, whether voluntary or involuntary, under any insolvency fund. "Insolvency Fund" includes any

                                     3
          insolvency fund, guaranty fund, plan, pool, association, or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

     11.  LMX and reinsurance assumed business.

     12. All losses which may be sustained by the Company howsoever and wheresoever arising including all Business Interruption, Consequential Loss and/or other contingent losses proximately caused by a peril insured in respect of the Company's exposures from:

          a. All marine business when written as such, howsoever not to exclude such exposures if they emanate from a multiline insurance contract and/or policy.

          b. All Offshore exposures arising from business of any description connected with the oil and/or gas and/or sulphur and/or uranium exploration and production industries in all their phases and including all associated support and/or service industries.

               "Offshore" shall be defined as:

          (1) That area encompassing locations covered by oceans or seas in which the water ebbs and flows and/or

          (2) Other navigable waters or waterways which shall mean any water which is in fact navigable by ships or vessels, whether or not the tide ebbs and flows there, and whether or not there is a public right of navigation in that water.

     13. Losses from overhead transmission and distribution lines on a new and renewal basis.

     14. All business of reassureds domiciled outside the United States, Canada and Bermuda and their possessions. However, not to exclude reassureds domiciled outside of these areas where the exposures are predominantly derived from the United States, Canada and Bermuda and their territories and possessions.



                                     4

                                  ARTICLE 3
                                  ---------

COMMENCEMENT AND TERMINATION
----------------------------

The term of this Contract shall be from 12:01 a.m., Eastern Standard Time, January 1, 1995 to 12:01 a.m., Eastern Standard Time, January 1, 1996.

In respect to all business covered hereunder except as provided for in the following paragraphs of this Article and except as provided for in Section I, Insuring Clause of the Exhibit(s), this Contract shall apply to all loss occurrences taking place during the term of this Contract.

In the case of a missing vessel or aircraft the date of the loss occurrence shall be deemed to be the date on which the vessel or aircraft is posted as missing at Lloyd's or, in the case of a missing vessel or aircraft not so posted, the last known safe date.

If any law or regulation of the federal, state or local government of any jurisdiction in which the Company is doing business shall render illegal the arrangements made in this Contract, this Contract can be terminated immediately, insofar as it applies to such jurisdiction, by the Company giving notice to the Retrocessionaires to such effect.

                                 ARTICLE 4
                                 ---------

EXTENDED EXPIRATION
-------------------

If this Contract terminates while a loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Contract, the Retrocessionaires shall indemnify the Company as if the entire loss had occurred during the term of this Contract.

                                 ARTICLE 5
                                 ---------

INSURING CLAUSE
---------------

See Section I of the Exhibit(s) attached hereto.

                                 ARTICLE 6
                                 ---------
PREMIUM
-------

See Section II of the Exhibit(s) attached hereto.

                                 ARTICLE 7
                                 ---------

REINSTATEMENT
-------------

See Section III of the Exhibit(s) attached hereto.



                                     5

                                 ARTICLE 8
                                 ---------

DEFINITION OF "LOSS OCCURRENCE"
-------------------------------

The term "loss occurrence" as used herein shall mean any one accident, casualty, disaster or occurrence, or series of accidents, casualties, disasters or occurrences arising out of or caused by one event regardless of the number of interests reinsured or the number of policies or contracts involved or the number or kinds of perils involved, subject to the warranties set forth in ARTICLE 11, WARRANTY. Furthermore, all losses arising out of or resulting from the same occurrence or disaster shall be considered one occurrence or one disaster.

                                 ARTICLE 9
                                 ---------

EXTRA CONTRACTUAL OBLIGATIONS CLAUSE
------------------------------------

This Contract shall protect the Company within the limits hereof, where the ultimate net loss includes any extra contractual obligations. The term "extra contractual obligations" is defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. In no event shall coverage be provided to the extent that such coverage is not permitted under New York State Insurance Law.

The date on which any extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

However, this Article shall not apply where the loss has been incurred due to fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation of any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                 ARTICLE 10
                                 ----------

ULTIMATE NET LOSS
-----------------

The term "ultimate net loss" shall be understood to mean the actual loss or losses paid or payable by the Company under its contracts of reinsurance, and 80% of extra contractual obligations as defined in ARTICLE 9, EXTRA CONTRACTUAL OBLIGATIONS CLAUSE, and 100% of excess of policy limits losses as defined in ARTICLE 12, EXCESS OF ORIGINAL POLICY LIMITS CLAUSE, such loss or losses to include the Company's expenses of litigation


                                     6
if any, and all other loss expenses covered under the Company's original policies, (including a pro rata share of salaries and expenses of the Company's field employees according to the time occupied in adjusting such loss and expenses of the Company's officials incurred in connection with the loss but salaries of officials and any office expenses of the Company shall not be included) less proper deductions for all recoveries (including amounts recoverable under other reinsurance except as stated in the following paragraph). All salvages, recoveries, and payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the said settlement and all necessary adjustments shall be made by the parties hereto.

Notwithstanding the preceding paragraph, recoveries from Reinsurance afforded under the Company's Contingency Excess of Loss Cover and/or Per Risk Excess of Loss Cover shall be deducted when arriving at the ultimate net loss hereunder. Recoveries afforded from Aggregate or Stop Loss reinsurances, if any, as well as underlying catastrophe excess of loss covers, if any, shall be disregarded when arriving at the ultimate net loss hereunder.

Whenever the Company or its ceding companies issue a lost instrument bond or a loss instrument letter of indemnity for salvage purposes or in lieu of loss payment under its policy, Retrocessionaires agree to accept liability under such bond or letter of indemnity in accordance with the terms of this Contract.

                                 ARTICLE 11
                                 ----------
WARRANTY
--------

It is warranted that Retrocessionaires shall not be liable under this Contract unless two or more original risks are involved in the same loss occurrence.

It is warranted that as respects Treaty business assumed by the Company, the maximum net line will be $2,000,000 any one program or so deemed.

It is warranted the maximum amount of loss any one occurrence to be included in the Ultimate Net Loss hereon as respects each individual proportional treaty participation is limited to 2.5 times the premium income for each individual proportional treaty participation, or so deemed.

The Company will be the sole judge as to what constitutes one risk and/or program.

It is further warranted that the Company will retain net for its own account and unreinsured not less that 5% of the ultimate net loss covered hereunder, not including the Company's first loss retention hereunder.





                                     7

                                 ARTICLE 12
                                 ----------

EXCESS OF ORIGINAL POLICY LIMITS
--------------------------------

This Contract shall protect the Company, within the limits hereof, in connection with ultimate net loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. In no event shall coverage be provided to the extent that such coverage is not permitted under New York State Insurance Law.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                 ARTICLE 13
                                 ----------

NET RETAINED LINES
------------------

This Contract applies only to that portion of any reinsurance which the Company retains net for its own account and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any reinsurance which the Company retains net for its own account shall be included.

The amount of Retrocessionaires' liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other Retrocessionaires whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other Retrocessionaires or otherwise.

                                 ARTICLE 14
                                 ----------

WAR INCLUSION CLAUSE IN RESPECT OF OCEAN MARINE ONLY
----------------------------------------------------

This Contract includes loss, damage, liability or expense caused by or resulting from the risks of War as covered in the original policy(ies) provided that such loss, damage, liability or expense would be recoverable under the terms and conditions of the Institute War Clauses in current use at the inception of this Contract or at the time when the War risks cover would have commenced under the original insurance within the terms of these clauses, whichever is the


                                     8
earlier; except that if the risks of War are covered in the original policy(ies) under clauses approved by the London Hull War Risks Joint Sub-Committee, or in respect of Cargo interests, under the Standard War Risk Clause of any country which complies with the limitations of the United Kingdom Waterborne Agreement, the foregoing provision shall not apply.

In the event of loss or losses occurring under War Inclusion Clause the indemnity under this Contract shall be automatically reinstated to its full amount from the time of such loss or losses until the next succeeding of the Contract Anniversary in accordance with the general reinstatement conditions (if any) of the Contract. Nevertheless, and irrespective of any other reinstatement conditions of the Contract, the Retrocessionaires shall never be liable for more than the indemnity provided hereunder in respect of any one loss occurring and in respect of all losses occurring during the term of this Contract.

                                 ARTICLE 15
                                 ----------

NOTICE OF LOSS AND LOSS SETTLEMENTS
-----------------------------------

In the event of a loss occurrence which either results in or appears to be of serious enough nature as probably to result in a loss involving this Contract, the Company shall give notice as soon as reasonably practicable to Retrocessionaires.

Subject to all the terms and conditions of this Contract, the Retrocessionaires agree to abide by the loss settlements of the Company, including any award resulting from an arbitration between the Company and its ceding companies under the terms of any underlying policies or contracts, such settlements to be considered as satisfactory proofs of loss, and amounts falling to the share of the Retrocessionaires shall be immediately payable to the Company by them upon reasonable evidence of the amount paid or payable by the Company being presented to Retrocessionaires.

                                 ARTICLE 16
                                 ----------

LOSS RESERVES
-------------

(This clause applies to those Retrocessionaires who do not qualify for credit by any state or any other governmental authority having jurisdiction over the Company's loss reserves.)

A: Where a Letter of Credit Trust Agreement is used, the following clause shall apply:

     It is agreed that when the Company files with the Insurance Department or establishes reserves for claims covered hereunder, as required by law, the Company will forward to the Retrocessionaires a statement showing the proportion of such loss reserves which is applicable to Retrocessionaires. The Retrocessionaires hereby agree to apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, with a minimum term of one year, issued by Citibank, N.A., in a format acceptable to the governmental authority having jurisdiction over the Company's loss reserves in an amount equal to the Retrocessionaires' proportion of said loss reserves.


                                     9

Under no circumstances shall any amount relating to reserves in respect of incurred but not reported losses be funded in the amount of the Letter of Credit. The foregoing shall not affect the Company's authority to draw upon the Letter of Credit to cover all obligations due or which become due to the Company under this Contract, including losses incurred but not reported, in the event that a nonrenewal or nonextension notice is received from the issuing bank.

The Company and the Retrocessionaires agree that such Letter of Credit will be subject to the terms of a separate Letter of Credit Trust Agreement, and that said trust agreement shall be in a form acceptable to the governmental authority having jurisdiction over the Company's loss reserves.

Citibank, N.A., shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to see that withdrawals are made only upon the order of properly authorized representatives of the Company.

B: Where a Letter of Credit Trust Agreement is not used, the following clause shall apply:

     It is agreed that when the Company files with the Insurance Department or establishes reserves for claims covered under this Contract, as required by law, the Company will forward to the Retrocessionaires a statement showing the proportion of such loss reserves which is applicable to Retrocessionaires. The Retrocessionaires hereby agree to apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, with a minimum term of one year, issued by Citibank, N.A., in a format acceptable to the governmental authority having jurisdiction over the Company's loss reserves in an amount equal to the Retrocessionaires' proportion of said loss reserves. Under no circumstances shall any amount relating to reserves in respect of incurred but not reported losses be funded in the amount of the Letter of Credit. The foregoing shall not affect the Company's authority to draw upon the Letter of Credit to cover all obligations due or which become due to the Company under this Contract, including losses incurred but not reported, in the event that a nonrenewal or nonextension notice is received from the issuing bank.

     The Company and the Retrocessionaires agree that the Letter of Credit provided by the Retrocessionaires under this provision may be drawn upon at any time, notwithstanding any other provisions in this Contract, and be utilized by the Company or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of such insurer for the following purposes:

     (a) to reimburse the Company for the Retrocessionaires' share of surrenders and benefits or losses paid by the Company under the terms and provisions of the policies reinsured under this Contract,

     (b) to fund an account with the Company in an amount at least equal to the


                                     10
          deduction, for reinsurance ceded, from the Company's liabilities for policies ceded under this Contract. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), and loss adjustment expenses,

     (c) to pay any other amounts the Company claims are due under this Contract,

     (d) to return any amounts drawn down on Letters of Credit in excess of the actual amounts required for (a) and (b) above, or in case of (c) above, any amounts which are subsequently determined not to be due.

     All of the foregoing should be applied without diminution because of insolvency on the part of the Company or Retrocessionaires.

     Citibank, N.A., shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to see that withdrawals are made only upon the order of properly authorized representatives of the Company.

                                 ARTICLE 17
                                 ----------

REINSURANCE TAX
---------------

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.

FEDERAL EXCISE TAX
------------------

(This clause applies only to those Retrocessionaires, domiciled outside the United States of America who are not exempt from the Federal Excise Tax.)

The Retrocessionaires have agreed to allow for the purpose of paying the Federal Excise Tax the percentage specified by United States law of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Retrocessionaires will deduct the percentage specified by United States law from the amount of the return and the Company or its agent should take steps to recover the Tax from the United States Government.



                                     11

                                 ARTICLE 18
                                 ----------
CURRENCY
--------

Wherever the word "Dollars" or the sign "$" appear in this Contract they shall be construed to mean United States Dollars.

For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States currency, such premiums and losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums and losses are entered in the Company's books.

                                 ARTICLE 19
                                 ----------

ACCESS TO RECORDS
-----------------

The Retrocessionaires or their duly designated representative shall have access to the books and records of the Company at all reasonable times for the purpose of obtaining information concerning this Contract or the subject matter thereof.

                                 ARTICLE 20
                                 ----------

SERVICE OF SUIT CLAUSE
----------------------

(This clause applies only to those Retrocessionaires not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States where authorization is required by insurance regulatory authorities.)

It is agreed that in the event of the failure of the Retrocessionaires to pay any amount claimed to be due under this Contract, the Retrocessionaires, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this Clause constitutes or should be understood to constitute a waiver of Retrocessionaires' rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019 (hereinafter, "agent for service of process") and in any suit instituted against any Retrocessionaire(s) upon this Contract, Retrocessionaire(s) will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of Retrocessionaires in any such suit and/or upon the request of the Company to give a written


                                     12
undertaking to the Company that the agent for service of process will enter a general appearance on behalf of Retrocessionaires in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States of America which makes provision therefor, the Retrocessionaires hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract and hereby designate the agent for service of process as the firm to whom the said officer is authorized to mail such process or a true copy thereof.

                                 ARTICLE 21
                                 ----------

INDEMNIFICATION AND ERRORS AND OMISSIONS
----------------------------------------

Any recitals in this Contract of the terms and provisions of the original policy or policies are merely descriptive and the Retrocessionaires are reinsuring, to the amounts herein provided, the obligations of the Company under the original policy or policies. The Company shall be the sole judge as to what shall constitute a claim or loss covered under its policy or policies and as to its liability thereunder and as to amount or amounts which it shall be proper for the Company to pay thereunder and the Retrocessionaires shall be bound by the judgment of the Company as to the liability and obligation of the Company under its policy or policies.

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

                                 ARTICLE 22
                                 ----------

INSOLVENCY
----------

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Retrocessionaires of the pendency of a claim against the Company indicating the policy or bond reinsured, which claim would involve a possible liability on the part of the Retrocessionaires within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Retrocessionaires may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the


                                     13

Retrocessionaires shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Retrocessionaires.

Where two or more Retrocessionaires are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Contract as though such expense had been incurred by the Company.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Retrocessionaires to the Company or to its liquidator, receiver, conservator or statutory successor, except as provided by Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, and (2) where the Retrocessionaires, with the consent of the direct insured or insureds, have assumed such policy obligations of the Company as direct obligations of the Retrocessionaires to the payees under such policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Retrocessionaires pay any loss directly to payees under such policy.

                                 ARTICLE 23
                                 ----------

ARBITRATION
-----------

As a precedent to any right of action hereunder, if any dispute shall arise between the parties to this Contract with reference to the interpretation of this Contract or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Contract, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London or their appointed representatives not under the control of either party to this Contract.

The arbitrators shall interpret this Contract as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law, and they shall make their award with a view to effecting the general purpose of this Contract in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within thirty days of the appointment of the third arbitrator.


                                     14

The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in the city in which the Company's Head Office is located unless some other place is mutually agreed upon by the parties to this Contract.



                                     15

                                 EXHIBIT A
                                 ---------

                             FIRST CATASTROPHE
                            EXCESS OF LOSS COVER
                            --------------------

                         SECTION I - INSURING CLAUSE
                         ---------------------------

1. As respects the ultimate net loss of the Company arising out of each loss occurrence covered hereunder on which the Company has paid or advanced, or agreed to pay or advance, or becomes liable to pay to or on behalf of its reinsured an amount in excess of $20,000,000 ultimate net loss, the Retrocessionaires shall pay to the Company the amount the excess of $20,000,000 ultimate net loss in respect of each loss occurrence but the amount recoverable hereunder shall not exceed $6,000,000 in respect of each such loss occurrence; and the Retrocessionaires' liability shall be further subject to the limitations set forth in Section III - Reinstatement.

2. It is further agreed, the term "each loss occurrence" shall also include all losses under aggregate and/or stop loss contracts assumed by the Company irrespective of the time of loss or losses occurring under such contracts providing that all or a portion of said losses occur during the time of this Contract is in force. The proportion of such loss or losses that form a part of the Company's ultimate net loss under this Contract shall be the proportion of the whole aggregate recovery that the original ceding Reinsured's individual catastrophe loss bears to its total losses used in arriving at aggregate loss recoveries.

3. The Company shall have the option to extract from one or more aggregate policies or contracts the amount of loss sustained by the Company arising from one occurrence or series of occurrences arising out of one event in order that such loss can be added to the Company's losses from accidents or series of accidents arising from the same event on other policies or contracts provided the loss occurs during the term of this Contract and subject to the terms of paragraph 4 below.

4. For the purpose of paragraph 3 above, the amount of loss resulting from one occurrence or series of occurrences arising out of one event or cause on an aggregate policy or contract shall be deemed to be that percentage of the aggregate loss to the Company on the original policy or contract that the total loss from the particular accident bears to the total aggregate losses to the original insured or reinsured on the business protected.

                            SECTION II - PREMIUM
                            --------------------

An annual minimum and deposit premium of $2,400,000 shall be paid to the Retrocessionaires in quarterly installments of $600,000 each payable at January 1, April 1, July 1, and October 1, 1994 adjustable at a rate of
 .425 % of the Company's 1995 calendar year Gross Net Earned

                                     A1

Premium Income for Non-Standard Auto plus rate of 3.20% of 1995 calendar year Gross Net Earned Premium Income for all other business.

For the purpose of adjusting the premium for each layer of this catastrophe program, the Net Earned Premium Income shall be the premium as accounted for during the reinsurance period net after all original deductions and after deduction of the cost of reinsurance which inures to the benefit of reinsurers hereunder.

It is furthermore agreed that for the purpose of adjustment, the Earned Premium Income shall be composed of the premium of all classes underwritten by the Company except for premiums attributable to casualty business and as per Exclusion No. 3 in Article 2 of the Contract Wording attached hereto. It is nevertheless agreed that such exclusion of casualty premiums shall in no way limit the coverage as respects Workers' Compensation as afforded under this program.

                        SECTION III - REINSTATEMENT
                        ---------------------------

Each loss hereon reduces the amount of indemnity provided under this Contract by the amount paid. Any amount so exhausted shall be automatically reinstated from the time of occurrence of the loss and for each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the annual premium as respects the fraction of indemnity exhausted and 100% of the annual premium as respect the unexpired term of this Contract, regardless of the time of loss, to be paid simultaneously with the payment of loss by the Retrocessionaires. Nevertheless, Retrocessionaires' liability shall not exceed $6,000,000 with respect to any one loss occurrence and shall not exceed $12,000,000 with respect to all losses arising during the term of the Contract.

                                     A2

                                 EXHIBIT B
                                 ---------

                            SECOND CATASTROPHE
                            EXCESS OF LOSS COVER
                            --------------------

                        SECTION I - INSURING CLAUSE
                        ---------------------------

1. As respects the ultimate net loss of the Company arising out of each loss occurrence covered hereunder on which the Company has paid or advanced, or agreed to pay or advance, or becomes liable to pay to or on behalf of its reinsured an amount in excess of $26,000,000 ultimate net loss, the Retrocessionaires shall pay to the Company the amount the excess of $26,000,000 ultimate net loss in respect of each loss occurrence but the amount recoverable hereunder shall not exceed $6,000,000 in respect of each such loss occurrence; and the Retrocessionaires' liability shall be further subject to the limitations set forth in Section III - Reinstatement.

2. It is further agreed, the term "each loss occurrence" shall also include all losses under aggregate and/or stop loss contracts assumed by the Company irrespective of the time of loss or losses occurring under such contracts providing that all or a portion of said losses occur during the time of this Contract is in force. The proportion of such loss or losses that form a part of the Company's ultimate net loss under this Contract shall be the proportion of the whole aggregate recovery that the original ceding Reinsured's individual catastrophe loss bears to its total losses used in arriving at aggregate loss recoveries.

3. The Company shall have the option to extract from one or more aggregate policies or contracts the amount of loss sustained by the Company arising from one occurrence or series of occurrences arising out of one event in order that such loss can be added to the Company's losses from accidents or series of accidents arising from the same event on other policies or contracts provided the loss occurs during the term of this Contract and subject to the terms of paragraph 4 below.

4. For the purpose of paragraph 3 above, the amount of loss resulting from one occurrence or series of occurrences arising out of one event or cause on an aggregate policy or contract shall be deemed to be that percentage of the aggregate loss to the Company on the original policy or contract that the total loss from the particular accident bears to the total aggregate losses to the original insured or reinsured on the business protected.

                           SECTION II - PREMIUM
                           --------------------

An annual minimum and deposit premium of $2,100,000 shall be paid to the Retrocessionaires in quarterly installments of $525,000 each payable at January 1, April 1, July 1 and October 1, 1995 adjustable at a rate of
 .40% of the Company's 1995 calendar year Gross Net

                                     B1

Earned Premium Income for Non-Standard Auto business plus rate of 2.8 % of 1995 calendar year Gross Net Earned Premium Income for all other business.

For the purpose of adjusting the premium for each layer of this catastrophe program, the Net Earned Premium Income shall be the premium as accounted for during the reinsurance period net after all original deductions and after deduction of the cost of reinsurance which inures to the benefit of reinsurers hereunder.

It is furthermore agreed that for the purpose of adjustment, the Earned Premium Income shall be composed of the premium of all classes underwritten by the Company except for premiums attributable to casualty business and as per Exclusion No. 3 in Article 2 of the Contract Wording attached hereto. It is nevertheless agreed that such exclusion of casualty premiums shall in no way limit the coverage as respects Workers' Compensation as afforded under this program.

                         SECTION III - REINSTATEMENT
                         ---------------------------

Each loss hereon reduces the amount of indemnity provided under this Contract by the amount paid. Any amount so exhausted shall be automatically reinstated from the time of occurrence of the loss and for each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the annual premium as respects the fraction of indemnity exhausted and 100% of the annual premium as respects the unexpired term of this Contract, regardless of the time of loss, to be paid simultaneously with the payment of loss by the Retrocessionaires. Nevertheless, Retrocessionaires' liability shall not exceed $6,000,000 with respect to any one loss occurrence and shall not exceed $12,000,000 with respect to all losses arising during the term of the Contract.

                                     B2

                                 EXHIBIT C
                                 ---------

                             THIRD CATASTROPHE
                            EXCESS OF LOSS COVER
                            --------------------

                        SECTION I - INSURING CLAUSE
                        ---------------------------

1. As respects the ultimate net loss of the Company arising out of each loss occurrence covered hereunder on which the Company has paid or advanced, or agreed to pay or advance, or becomes liable to pay to or on behalf of its reinsured an amount in excess of $32,000,000 ultimate net loss, the Retrocessionaires shall pay to the Company the amount the excess of $32,000,000 ultimate net loss in respect of each loss occurrence but the amount recoverable hereunder shall not exceed $6,000,000 in respect of each such loss occurrence; and the Retrocessionaires' liability shall be further subject to the limitations set forth in Section III - Reinstatement.

2. It is further agreed, the term "each loss occurrence" shall also include all losses under aggregate and/or stop loss contracts assumed by the Company irrespective of the time of loss or losses occurring under such contracts providing that all or a portion of said losses occur during the time of this Contract is in force. The proportion of such loss or losses that form a part of the Company's ultimate net loss under this Contract shall be the proportion of the whole aggregate recovery that the original ceding Reinsured's individual catastrophe loss bears to its total losses used in arriving at aggregate loss recoveries.

3. The Company shall have the option to extract from one or more aggregate policies or contracts the amount of loss sustained by the Company arising from one occurrence or series of occurrences arising out of one event in order that such loss can be added to the Company's losses from accidents or series of accidents arising from the same event on other policies or contracts provided the loss occurs during the term of this Contract and subject to the terms of paragraph 4 below.

4. For the purpose of paragraph 3 above, the amount of loss resulting from one occurrence or series of occurrences arising out of one event or cause on an aggregate policy or contract shall be deemed to be that percentage of the aggregate loss to the Company on the original policy or contract that the total loss from the particular accident bears to the total aggregate losses to the original insured or reinsured on the business protected.

                           SECTION II - PREMIUM
                           --------------------

An annual minimum and deposit premium of $1,950,000 shall be paid to the Retrocessionaires in quarterly installments of $487,500 each payable at January 1, April 1, July 1 and October 1, 1995, adjustable at a rate of
 .35% of the Company's 1995 calendar year Gross Net

                                     C1

Earned Premium Income for Non-Standard Auto business plus rate of 2.60% of 1995 calendar year Gross Net Earned Premium Income for all other business.

For the purpose of adjusting the premium for each layer of this catastrophe program, the Net Earned Premium Income shall be the premium as accounted for during the reinsurance period net after all original deductions and after deduction of the cost of reinsurance which inures to the benefit of reinsurers hereunder.

It is furthermore agreed that for the purpose of adjustment, the Earned Premium Income shall be composed of the premium of all classes underwritten by the Company except for premiums attributable to casualty business and as per Exclusion No. 3 in Article 2 of the Contract Wording attached hereto. It is nevertheless agreed that such exclusion of casualty premiums shall in no way limit the coverage as respects Workers' Compensation as afforded under this program.

                        SECTION III - REINSTATEMENT
                        ---------------------------

Each loss hereon reduces the amount of indemnity provided under this Contract by the amount paid. Any amount so exhausted shall be automatically reinstated from the time of occurrence of the loss and for each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the annual premium as respects the fraction of indemnity exhausted and 100% of the annual premium as respects the unexpired term of this Contract, regardless of the time of loss, to be paid simultaneously with the payment of loss by the Retrocessionaires. Nevertheless, Retrocessionaires' liability shall not exceed $6,000,000 with respect to any one loss occurrence and shall not exceed $12,000,000 with respect to all losses arising during the term of the Contract.

                                     C2

                                 EXHIBIT D
                                 ---------

                             FOURTH CATASTROPHE
                            EXCESS OF LOSS COVER
                            --------------------

                        SECTION I - INSURING CLAUSE
                        ---------------------------

1. As respects the ultimate net loss of the Company arising out of each loss occurrence covered hereunder on which the Company has paid or advanced, or agreed to pay or advance, or becomes liable to pay to or on behalf of its reinsured an amount in excess of $38,000,000 ultimate net loss, the Retrocessionaires shall pay to the Company the amount the excess of $38,000,000 ultimate net loss in respect of each loss occurrence but the amount recoverable hereunder shall not exceed $10,000,000 in respect of each such loss occurrence; and the Retrocessionaires' liability shall be further subject to the limitations set forth in Section III - Reinstatement.

2. It is further agreed, the term "each loss occurrence" shall also include all losses under aggregate and/or stop loss contracts assumed by the Company irrespective of the time of loss or losses occurring under such contracts providing that all or a portion of said losses occur during the time of this Contract is in force. The proportion of such loss or losses that form a part of the Company's ultimate net loss under this Contract shall be the proportion of the whole aggregate recovery that the original ceding Reinsured's individual catastrophe loss bears to its total losses used in arriving at aggregate loss recoveries.

3. The Company shall have the option to extract from one or more aggregate policies or contracts the amount of loss sustained by the Company arising from one occurrence or series of occurrences arising out of one event in order that such loss can be added to the Company's losses from accidents or series of accidents arising from the same event on other policies or contracts provided the loss occurs during the term of this Contract and subject to the terms of paragraph 4 below.

4. For the purpose of paragraph 3 above, the amount of loss resulting from one occurrence or series of occurrences arising out of one event or cause on an aggregate policy or contract shall be deemed to be that percentage of the aggregate loss to the Company on the original policy or contract that the total loss from the particular accident bears to the total aggregate losses to the original insured or reinsured on the business protected.

                           SECTION II - PREMIUM
                           --------------------

An annual minimum and deposit premium of $2,950,000 shall be paid to the Retrocessionaires in quarterly installments of $737,500 each payable at January 1, April 1, July 1 and October 1, 1994, adjustable at a rate of
 .55% of the Company's 1995 calendar year Gross Net

                                     D1

Earned Premium Income for Non-Standard Auto business plus rate of 3.93% of 1995 calendar year Gross Net Earned Premium Income for all other business.

For the purpose of adjusting the premium for each layer of this catastrophe program, the Net Earned Premium Income shall be the premium as accounted for during the reinsurance period net after all original deductions and after deduction of the cost of reinsurance which inures to the benefit of reinsurers hereunder.

It is furthermore agreed that for the purpose of adjustment, the Earned Premium Income shall be composed of the premium of all classes underwritten by the Company except for premiums attributable to casualty business and as per Exclusion No. 3 in Article 2 of the Contract Wording attached hereto. It is nevertheless agreed that such exclusion of casualty premiums shall in no way limit the coverage as respects Workers' Compensation as afforded under this program.

                         SECTION III - REINSTATEMENT
                         ---------------------------

Each loss hereon reduces the amount of indemnity provided under this Contract by the amount paid. Any amount so exhausted shall be automatically reinstated from the time of occurrence of the loss and for each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the annual premium as respects the fraction of indemnity exhausted and 100% of the annual premium as respects the unexpired term of this Contract, regardless of the time of loss, to be paid simultaneously with the payment of loss by the Retrocessionaires. Nevertheless, Retrocessionaires' liability shall not exceed $10,000,000 with respect to any one loss occurrence and shall not exceed $20,000,000 with respect to all losses arising during the term of the Contract.

                                     D2

                                 EXHIBIT E
                                 ---------

                             FOURTH CATASTROPHE
                            EXCESS OF LOSS COVER
                            --------------------

                         SECTION I - INSURING CLAUSE
                         ---------------------------

1. As respects the ultimate net loss of the Company arising out of each loss occurrence covered hereunder on which the Company has paid or advanced, or agreed to pay or advance, or becomes liable to pay to or on behalf of its reinsured an amount in excess of $48,000,000 ultimate net loss, the Retrocessionaires shall pay to the Company the amount the excess of $48,000,000 ultimate net loss in respect of each loss occurrence but the amount recoverable hereunder shall not exceed $12,000,000 in respect of each such loss occurrence; and the Retrocessionaires' liability shall be further subject to the limitations set forth in Section III - Reinstatement.

2. It is further agreed, the term "each loss occurrence" shall also include all losses under aggregate and/or stop loss contracts assumed by the Company irrespective of the time of loss or losses occurring under such contracts providing that all or a portion of said losses occur during the time of this Contract is in force. The proportion of such loss or losses that form a part of the Company's ultimate net loss under this Contract shall be the proportion of the whole aggregate recovery that the original ceding Reinsured's individual catastrophe loss bears to its total losses used in arriving at aggregate loss recoveries.

3. The Company shall have the option to extract from one or more aggregate policies or contracts the amount of loss sustained by the Company arising from one occurrence or series of occurrences arising out of one event in order that such loss can be added to the Company's losses from accidents or series of accidents arising from the same event on other policies or contracts provided the loss occurs during the term of this Contract and subject to the terms of paragraph 4 below.

4. For the purpose of paragraph 3 above, the amount of loss resulting from one occurrence or series of occurrences arising out of one event or cause on an aggregate policy or contract shall be deemed to be that percentage of the aggregate loss to the Company on the original policy or contract that the total loss from the particular accident bears to the total aggregate losses to the original insured or reinsured on the business protected.

                         SECTION II - PREMIUM
                         --------------------

An annual minimum and deposit premium of $3,000,000 shall be paid to the Retrocessionaires in quarterly installments of $750,000 each payable at January 1, April 1, July 1 and October 1, 1994, adjustable at a rate of
 .55% of the Company's 1995 calendar year Gross Net

                                     E1

Earned Premium Income for Non-Standard Auto business plus rate of 4.00% of 1995 calendar year Gross Net Earned Premium Income for all other business.

For the purpose of adjusting the premium for each layer of this catastrophe program, the Net Earned Premium Income shall be the premium as accounted for during the reinsurance period net after all original deductions and after deduction of the cost of reinsurance which inures to the benefit of reinsurers hereunder.

It is furthermore agreed that for the purpose of adjustment, the Earned Premium Income shall be composed of the premium of all classes underwritten by the Company except for premiums attributable to casualty business and as per Exclusion No. 3 in Article 2 of the Contract Wording attached hereto. It is nevertheless agreed that such exclusion of casualty premiums shall in no way limit the coverage as respects Workers' Compensation as afforded under this program.

                         SECTION III - REINSTATEMENT
                         ---------------------------

Each loss hereon reduces the amount of indemnity provided under this Contract by the amount paid. Any amount so exhausted shall be automatically reinstated from the time of occurrence of the loss and for each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the annual premium as respects the fraction of indemnity exhausted and 100% of the annual premium as respects the unexpired term of this Contract, regardless of the time of loss, to be paid simultaneously with the payment of loss by the Retrocessionaires. Nevertheless, Retrocessionaires' liability shall not exceed $12,000,000 with respect to any one loss occurrence and shall not exceed $24,000,000 with respect to all losses arising during the term of the Contract.

                                     E2